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                                                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cendant Corporation

We consent to the use of our report incorporated by reference in the
Registration Statement of Cendant Corporation on Form S-3 (No. 333-     )
with respect to the consolidated statements of earnings, shareholders' equity, and cash flows of Davidson & Associates, Inc. and subsidiaries for the year ended December 31, 1995 and to the reference to our firm under the heading "Experts" in the prospectus. Our report appears in the Annual Report on Form 10-K of Cendant Corporation dated March 31, 1998.

                                                 /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP
Long Beach, California
March 31, 1998